| 1 Senior Notes Investor Presentation January 2026 Exhibit 99.1

| 2 Forward-Looking Statements; Non-GAAP Information This presentation may contain statements relating to future events or future results of FVCBankcorp, Inc. (“FVCB” or the “Company”) and its wholly-owned subsidiary, FVCbank (the “Bank”) that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. These forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed in or implied by the forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: general business and economic conditions, including higher inflation and its impacts, nationally or in the markets that the Company serves could adversely affect, among other things, real estate valuations, unemployment levels, the ability of businesses to remain viable, consumer and business confidence, and consumer or business spending, which could lead to decreases in demand for loans, deposits, and other financial services that the Company provides and increases in loan delinquencies and defaults; the concentration of the Company’s business in and around the Washington, D.C. metropolitan area and the effects of changes in the economic, political, and environmental conditions on this market, including potential reductions in spending by the U.S. government and related reductions in the federal workforce; the impact of the interest rate environment on the Company’s business, financial condition and results of operation, and its impact on the composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; changes in the Company’s liquidity requirements could be adversely affected by changes in its assets and liabilities; changes in the assumptions underlying the establishment of reserves for possible credit losses and the possibility that future credit losses may be higher than currently expected; the management of risks inherent in the Company’s real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of loan collateral and the ability to sell collateral upon any foreclosure; changes in market conditions, specifically declines in the commercial and residential real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions that the Company does business with; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; the Company’s investment securities portfolio is subject to credit risk, market risk, and liquidity risk as well as changes in the estimates used to value the securities in the portfolio; declines in the Company’s common stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause us to record a noncash impairment charge to earnings in future periods; potential exposure to fraud, negligence, computer theft and cyber-crime, and the Company’s ability to maintain the security of its data processing and information technology systems; the impact of changes in bank regulatory conditions, including laws, regulations and policies concerning capital requirements, deposit insurance premiums, taxes, securities, and the application thereof by regulatory bodies; the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies; competitive pressures among financial services companies, including the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the effect of acquisitions and partnerships the Company may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; the Company’s involvement, from time to time, in legal proceedings and examination and remedial actions by regulators; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism, or actions taken by the United States or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues or emergencies, and other catastrophic events. The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including those discussed in the section entitled “Risk Factors,” and in the Company’s other periodic and current reports filed with the SEC. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this presentation. Therefore, the Company cautions you not to place undue reliance on our forward-looking information and statements. The Company will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict their occurrence or how they will affect the Company’s operations, financial condition or results of operations. Certain of the information contained in this presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. Except where information is provided as of a specified date, this presentation speaks as of the date hereof. The delivery of this presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom. Use of Non-GAAP Financial Measures The accounting and reporting policies of the Company conform to U.S. Generally Accepted Accounting Principles (“GAAP”) and prevailing practices in the banking industry. However, this presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with GAAP. These non-GAAP financial measures include core return on average assets and return on average equity, core bank operating earnings, adjusted pre-tax income, core efficiency ratio, tangible common equity and tangible assets. The non-GAAP financial measures included in this presentation do not replace the presentation of the Company’s GAAP financial results, should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. These measurements provide supplemental information to assist management, as well as certain investors, in analyzing the Company’s core business and results of operations. The Company has chosen to provide this additional information to investors because it believes that these measures are meaningful in assisting investors to evaluate the Company’s core ongoing operations, results and financial condition. These non-GAAP financial measures should not be considered an alternative to U.S. GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. Reconciliations of the non-GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation. This presentation is confidential and for informational purposes only and is being furnished solely for the purpose of enabling prospective investors to determine whether they wish to proceed with further investigation of the Company and an investment in its securities. The information herein is a summary and is not intended to and does not contain all the information that you should consider in making an investment decision. The Company makes no express or implied representations or warranties as to the completeness of the information contained herein. The Company shall not have any liability for any information included herein except as may be provided in a securities purchase agreement or other definitive written agreement executed in connection with the purchase of the Company’s securities.

| 3 Terms of the Proposed Offering Issuer FVCBankcorp, Inc. (NASDAQ: FVCB) Use of Proceeds General Corporate Purposes, Including Supporting Capital Ratios at the Bank Security Fixed Rate Senior Notes Due 2029 Principal Amount $20 Million Expected Rating BBBL by Morningstar DBRS Offering Type Regulation D Private Placement Sole Placement Agent PIPER | SANDLER Term 3 Years No Call Period 2 Years

Company Snapshot

Company Background

- FVCBankcorp, Inc. (NASDAQ: FVCB) is the holding company for FVCbank, which was founded in 2007
- Headquartered in Fairfax, VA with a focus on the greater Washington, D.C. and Baltimore MSAs
- Provides efficient and tailored commercial banking products, as well as retail banking services for individuals, corporate clients, and municipalities
- Since inception, FVCbank has successfully executed a strategic plan focused on organic growth and opportunistic acquisitions without compromising asset quality or financial discipline
- A modern, technology-first bank with several technology-enabled deposit-gathering and lending businesses poised for growth

Assets	**$2.3B**
Loans, Net of Fees / Deposits	**97.2%**
Bank TCE / TA[1]	**11.38%**
NPAs / Assets[2]	**0.48%**



Towson
Baltimore
MD
Reston
Washington, D.C.
Fairfax
VA
FVCB³

Presenters



David W. Pijor, Esq.
Chairman & CEO

- Founder, Chairman and CEO since FVCB's organization
- Prior: Lead organizer, Chairman, and General Counsel of James Monroe Bank, from inception to sale to Mercantile Bankshares
- 30 years as an attorney specializing in business law and transactions
- 19 years at FVCB (27 in industry)



Patricia A. Ferrick
President

- President and Director
- Prior: CFO of Potomac Bank of Virginia
- Prior: CFO of Southern Financial Bank
- 19 years at FVCB (39 in industry)



Jennifer L. Deacon
CFO & SEVP

- CFO and SEVP
- Prior: EVP, CAO and Corporate Secretary of Cardinal Bank
- Prior: Various positions at George Mason Bank and Patriot National Bank
- 9 years at FVCB (29 in industry)

1) Tangible common equity and tangible assets represent non-GAAP measures. Please see page 28 for reconciliation of non-GAAP measures to their most comparable financial measure prepared in accordance with GAAP
2) Nonperforming assets defined as nonaccrual loans, loans contractually past due 90 days or more as principal or interest and still accruing, and real estate owned
3) Includes Towson loan production office

Note: Financial data shown as of or for the year ended December 31, 2025
Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 4

Investment Highlights

1

Well-Positioned in One of the Largest MSAs in the Country

- Scarcity value as the eighth largest community bank operating in the Washington, D.C. MSA[1]
- Recent consolidation in local markets has created growth opportunities for remaining banks

2

Track Record of Strong Growth and Profitability

- Organic CAGRs in excess of 12% for assets, loans, deposits, and pre-tax income since 2014[2]
- Core ROAA and Core ROAE of 1.01% and 9.02%, respectively, for the quarter ended December 31, 2025[3]
- Modern, technology-first bank with several technology-enabled deposit-gathering and lending businesses that are poised for growth

3

Disciplined, Well-Managed Commercial Balance Sheet

- Commercial-focused lending portfolio with small average loan balances that further mitigates risk
- Emphasis on credit administration and risk management, with comprehensive policies and procedures that enable the maintenance of strong asset quality
- Growing C&I portfolio with specialized expertise in government contract and cannabis banking

4

Strong Core Deposit Base

- Strategy of full-service relationship banking helps support the Company's margin
- Treasury management tools allow the Company to compete against larger competitors and attract sophisticated commercial and government customers
- Noninterest-bearing deposits represent approximately 18% of total deposits as of December 31, 2025

5

Experienced Leadership Team

- Long-tenured and hands-on management team that has grown the Company since inception
- Intimate knowledge of clients, credits, markets, and employees
- Proven track record of growth at varying institutions within the Washington, D.C. MSA
- Significant alignment with shareholders – insider ownership of ~16%

1) Ranking based on deposit market share among community banks with deposits in the Washington, D.C. MSA as of June 30, 2025; Community banks defined as banks with total assets less than $50 billion as of September 30, 2025
2) Represents compounded annual growth rate from December 31, 2014 to December 31, 2025
3) Represents non-GAAP measure based on core Bank operating earnings; Please see page 27 for reconciliation of non-GAAP measures for historical periods

Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 5

Technology Deployment Driving Top-Tier Performance

Strategically Aligned Solutions

Lending

- **Loan origination** platform provides paperless workflow solution and automates approval process and tickler tracking
- **Automated borrowing base certification** (Accounts Receivable Financing) streamlines process for government contracting customers and lender
- **Automated warehouse lending platform** allows timely response with limited resources
- **Automated construction loan functionality** for lender, borrower, title insurance, and inspector
- **Lightning Lending** provides digital lending experience for small businesses

Treasury and Payments

- **Online deposit account opening** for businesses and consumers
- **Zelle** for customers who use peer-to-peer digital payment processing
- **Q2 Digital Platform** delivers online banking solutions and treasury management services with maximum flexibility
- **Business Insights** provides cashflow analysis, forecasting, and guidance to business customers
- **Z Suite** is a digital platform that provides the Bank's 1031 exchange and property manager clients an efficient solution to handle three-party accounts and sub-ledgering

Enterprise-Wide

- **Data analytics** functionality (KlariVis[1]) which provides:
  - Immediate access to better communicate and respond to customers
  - Dashboards to easily analyze activity for all areas of the Bank
  - Board reports without requiring significant time-consuming preparation
- **Robotic process automation** has reduced risk of error and reduced processing time from hours to minutes. Collectively, hundreds of hours have been saved on daily, weekly, monthly, and periodic repetitive manual processes
- **FinTech investment** in cutting-edge JAM FINTOP Blockchain Fund[1]

1) FVCBankcorp, Inc. has invested in KlariVis and JAM FINTOP Blockchain Fund
Source: Company Documents

FVCBankcorp, Inc. | 6

| 7 Source: Company Documents Business Strategy FVCB aims to capitalize on market opportunities while maintaining disciplined and comprehensive credit underwriting. FVCB’s focus on providing high-touch, responsive, relationship-based client service allows it to compete effectively and exceed the needs of customers. Blueprint for SuccessOpportunity Organic Growth  Focus on relationships, generating “sticky,” sustainable, core deposits  Continue to bolster existing market share  Hire seasoned lenders to scalable lending structure  Continue to expand on specialized expertise in lending to government contractors and cannabis licensees Maintain Credit Quality  Strong risk management culture  Disciplined underwriting  Constantly managing and overseeing credit quality Superior Technology  Leverage technology to improve efficiencies across bank processes  Financial technology partnerships to expand digital banking products and services to attract larger, sophisticated commercial clients Profitability  Increased return on assets and return on equity  Enhance net interest income  Leverage strong infrastructure to enhance efficient growth

Well-Positioned in One of the Most Attractive Markets in the Nation…

Top 10 MSAs by Population

Rank	MSA	'26 MSA Pop. (M)	'26 - '31 Proj. Pop. Growth (%)	'26 Median HHI ($)
1	New York-Newark-Jersey City, NY-NJ	20.05	1.21	105,148
2	Los Angeles-Long Beach-Anaheim, CA	12.91	(0.93)	102,146
3	Chicago-Naperville-Elgin, IL-IN	9.43	0.51	97,107
4	Dallas-Fort Worth-Arlington, TX	8.57	7.28	96,369
5	Houston-Pasadena-The Woodlands, TX	7.99	7.30	87,067
6	Miami-Fort Lauderdale-West Palm Beach, FL	6.57	5.67	86,866
7	Atlanta-Sandy Springs-Roswell, GA	6.50	4.21	95,870
8	**Washington-Arlington-Alexandria, DC-VA-MD-WV**	**6.50**	**2.80**	**131,627**
9	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	6.35	1.31	95,664
10	Phoenix-Mesa-Chandler, AZ	5.29	5.58	95,166

Community Highlights



Johns Hopkins University



Smithsonian National Museum



Washington Monument



Georgetown University

Vibrant Economy

- Washington, D.C. MSA and Baltimore MSA contain 20 and 3 Fortune 500 companies, respectively
- Virginia was ranked #1 state for business in 2024 by CNBC
- Among the 15 wealthiest counties in the United States by median household income, 5 are located in the Washington, D.C. MSA
- Numerous government contracting entities support government functions
- With over 13 banks acquired in these markets over the past five years, there is scarcity value for community banks in the market
- Northern Virginia has emerged as a major global technology hub, anchored by the world's largest concentration of data centers and a rapidly growing workforce of top-tier tech talent

Largest Employers

Johns Hopkins Medicine
General Dynamics
Department of Defense – United States of America
amazon
Freddie Mac
Under Armour Performance Apparel
Lockheed Martin
Marriott
Booz | Allen | Hamilton

Note: Demographic data as of June 30, 2025
Source: S&P Global Market Intelligence, FDIC, Maryland Department of Labor, U.S. Bureau of Labor Statistics, CNBC

FVCBankcorp, Inc. | 8

…With a Management Team that has Strong Ties to the Market

Intimate Knowledge of Clients, Credits, Markets, and Employees

- FVCB's executive management team consists of nine officers with over 301 years of combined experience in the Washington, D.C. metro area
- David Pijor was the founding Chairman of the Board of James Monroe Bancorp, which opened in June 1998 in Arlington, VA. He was instrumental in the growth and strategic direction of the bank until its sale to Mercantile Bankshares Corporation in 2006 for $144 million

Name	Current Position	Prior Community Bank Experience	Years of Industry Experience	Years at FVCB
David W. Pijor, Esq.	Chairman & CEO, Company and Bank	James Monroe Bancorp	27	19
Patricia A. Ferrick	President, Company and Bank	Southern Financial Bancorp, Potomac Bank of Virginia	39	19
Jennifer L. Deacon	SEVP and Chief Financial Officer, Company and Bank	Cardinal Financial Corp.	29	9
Michael G. Nassy	SEVP and Chief Credit Officer, Company and Bank	City First Bank of DC, National Cooperative Bank	26	14
Michelle L. Buckles	EVP and Chief Risk Officer, Company and Bank	Sonabank	39	12
Alissa Curry Briggs	EVP and Chief Lending Officer, Company and Bank	Cardinal Financial Corp.	26	14
James C. Elliot	EVP and Commercial Lending Executive, Company and Bank	Virginia Commerce Bank	38	17
Sharon L. Jackson	EVP and Chief Banking Officer, Company and Bank	MainStreet Bank	40	10
Steffany Watson	EVP and Chief Services Officer, Bank	James Monroe Bank	37	18

Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 9

| 10 $1,532 $1,884 $1,830 $1,845 $1,871 $1,997 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y $1,466 $1,504 $1,840 $1,829 $1,870 $1,941 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y Source: S&P Global Market Intelligence Total Deposits ($M)Total Loans (Net of Fees) ($M)Total Assets ($M) Balance Sheet Trends Relationship-Driven Model Continues to Create Balance Sheet Leverage CAGR: 4.7% CAGR: 5.8% CAGR: 5.4% $1,821 $2,203 $2,344 $2,191 $2,199 $2,292 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y

| 11 1) Represents non-GAAP measures. Please see page 27 for reconciliation of non-GAAP measures to their most comparable financial measures prepared in accordance with GAAP Source: S&P Global Market Intelligence, Company Documents Financial Performance Trends Core Efficiency Ratio (%)¹Net Interest Margin (%) Core Return on Average Equity (%)¹Core Return on Average Assets (%)¹ Stable Margin and Improving Returns Produce An Attractive Earnings Stream 3.28% 3.09% 3.19% 2.49% 2.62% 2.92% 3.05% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 2025Q4 0.93% 1.17% 1.18% 0.72% 0.80% 0.99% 1.01% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 2025Q4 8.71% 11.53% 12.39% 7.78% 7.69% 8.96% 9.02% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 2025Q4 54.47% 52.76% 50.43% 63.96% 61.63% 55.81% 53.24% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 2025Q4

Disciplined, Low-Risk Commercial Balance Sheet

Well-Diversified Commercial Portfolio

As of December 31, 2025

C&I Portfolio	Balance ($000s)	% of Portfolio	Yield
Commercial and Industrial	$423,360	21.8%	7.98%
Owner Occupied CRE	266,317	13.7%	6.74%
Total C&I	**$689,677**	**35.5%**	**7.21%**
Commercial Real Estate Portfolio	**Balance ($000s)**	**% of Portfolio**	**Yield**
Non-Owner Occupied CRE	$620,896	32.0%	4.63%
Multifamily	145,436	7.5%	5.06%
Construction & Development	153,006	7.9%	6.61%
Total CRE	**$919,338**	**47.4%**	**5.06%**
Other Loans	**Balance ($000s)**	**% of Portfolio**	**Yield**
Residential 1-4	$215,272	11.1%	4.75%
Residential 1-4 Investment Property	58,442	3.0%	4.73%
Home Equity Lines	23,304	1.2%	6.80%
Other Loans	35,249	1.8%	7.59%
Total Other Loans	**$332,267**	**17.1%**	**5.13%**
Total Loans (Net of Fees)	**$1,941,283**	**100.0%**	**6.00%**



Other
17.1%
CRE
47.4%
C&I
35.5%

As of December 31, 2025	($000s)
CRE	$927,417
C&D	$156,960
Total Risk-Based Capital	$296,779
CRE / Total RBC	312.5%
C&D / Total RBC	52.9%

As of December 31, 2025	($000s)
Government Contracting	$232,960
Cannabis Related	$193,575

CRE Concentration



372.7%[1]
396.0%[1]
404.9%
398.6%
371.3%
312.5%
2020Y
2021Y
2022Y
2023Y
2024Y
2025Y

1) Total risk-based capital for the years ended December 31, 2020 and December 31, 2021 estimated as Tier 1 capital plus allowance for loan and lease losses
Note: Financial data shown as of or for the quarter ended December 31, 2025
Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 12

Disciplined, Low-Risk Commercial Balance Sheet (Cont.)

Commercial Portfolio by Asset Class

($000s)	Owner Occupied CRE[3]			Non-Owner Occupied CRE[3]			Construction		Totals	
Asset Class	Avg. LTV[1]	# of Loans	Bank Owned Principal[2]	Avg. LTV[1]	# of Loans	Bank Owned Principal[2]	# of Loans	Bank Owned Principal[2]	Bank Owned Principal[2]	% of Total Loans
Office, Class A	67%	7	$40,533	17%	1	$2,894	-	$--	$43,426	
Office, Class B	49%	23	8,232	44%	22	44,776	-	--	53,008	
Office, Class C	46%	9	5,081	30%	7	7,568	2	942	13,591	
Office, Medical	33%	7	971	43%	5	24,616	1	13,583	39,170	
Subtotal		**46**	**$54,817**		**35**	**$79,854**	**3**	**$14,525**	**$149,196**	**8%**
Retail- Nbhd./Cmty. Shop		-	$--	43%	32	$91,965	-	$--	$91,965	
Retail- Restaurant	53%	4	4,331	40%	11	20,446	-	--	24,777	
Retail- Single Tenant	54%	5	1,823	42%	14	27,143	-	--	28,966	
Retail- Anchored,Other		-	--	51%	12	33,359	-	--	33,359	
Retail- Grocery-Anchored		-	--	40%	6	36,446	-	--	36,446	
Subtotal		**9**	**$6,154**		**75**	**$209,359**	**--**	**$--**	**$215,513**	**12%**
Multifamily, Class A (Mkt.)		-	$--	30%	2	$1,425	2	$33,087	$34,512	
Multifamily, Class B (Mkt.)		-	--	61%	18	63,092	-	--	63,092	
Multifamily, Class C (Mkt.)		-	--	53%	58	71,598	1	982	72,580	
Multifamily-Afford. Housing		-	--	36%	3	9,321	-	--	9,321	
Subtotal		**--**	**$--**		**81**	**$145,436**	**3**	**$34,069**	**$179,505**	**10%**
Industrial	47%	38	$124,217	53%	29	$114,780	-	$--	$238,997	
Warehouse	50%	8	6,951	27%	7	8,907	-	--	15,858	
Flex	49%	12	10,350	52%	13	54,939	2	--	65,289	
Subtotal		**58**	**$141,518**		**49**	**$178,626**	**2**	**$--**	**$320,144**	**17%**
Hotels		-	$--	40%	7	$35,383	1	$7,635	$43,018	2%
Mixed Use	44%	8	6,719	59%	27	44,965	-	--	51,684	3%
Land		-	1,680	1%	2	605	19	33,572	35,857	2%
1-4 Family Construction		-	--		-	--	14	48,406	48,406	2%
Other (Incl. Net Fees)			55,429			72,104		14,799	142,331	8%
Total			**$266,317**			**$766,332**		**$153,006**	**$1,185,655**	**64%**

1) Loan-to-value is based on collateral valuation at origination date against current bank owned principal
2) Bank owned principal is not adjusted for deferred fees and costs
3) Minimum debt service coverage policy is 1.30x for owner occupied and 1.25x for non-owner occupied at origination

Positioned for Growth

- **Small average loan balance** with **low LTVs** helps mitigate risk
- Expanded focus on government contracting provides **large source of growth potential**
- Twelve loan officers with **deep connections to the markets** (average experience of >21 years)
- Office portfolio has **low refinance risk** with **$15.5** million in maturing loans through 2026
- **Only $1.1 million office loans, or 0.06% of total loans, are located within Washington, D.C.,** <u>none</u> of which are located within the Central Business District

Note: Financial data as of December 31, 2025, unless otherwise stated
Source: Company Documents

FVCBankcorp, Inc. | 13

| 14 1) Nonperforming assets defined as nonaccrual loans, loans contractually past due 90 days or more as principal or interest and still accruing, and real estate owned 2) At December 31, 2025, ALL / Gross Loans, Net of Fees (%) is 1.00% when excluding the warehouse line to Atlantic Coast Mortgage, which FVCBankcorp, Inc. does not reserve against Source: S&P Global Market Intelligence, Company Documents Strong Credit Quality ALL / Gross Loans, Net of Fees (%)NPAs / Total Assets (%)¹ NCOs / Average Loans, Net of Fees (%)Nonaccrual Loans / Gross Loans, Net of Fees (%) Proven History of Strong Credit Metrics 0.52% 0.16% 0.19% 0.08% 0.58% 0.48% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 0.36% 0.23% 0.17% 0.09% 0.60% 0.52% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y Increase in nonperforming loans at December 31, 2024 was primarily a result of one commercial real estate loan placed on nonaccrual during the fourth quarter of 2024, totaling $10.3 million, with a $468 thousand specific reserve 0.02% 0.04% 0.03% 0.02% 0.04% 0.05% 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y 1.02% 0.92% 0.87% 1.03% 0.97% 0.97%² 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y

Strong and Improving Core Deposit Base

- Full-service relationships continue to drive core deposit growth
- Growth in commercial accounts provide cross-selling opportunities with FVCB's technology investment
  - $1.23 billion in commercial deposits across ~6,900 accounts with an average rate of 2.48%
  - Treasury management tools and high-touch service allows FVCB to compete for larger clients
- Unique deposit verticals focused on actively reducing the Bank's cost of funds
  - Approximately $198 million in public funds at an average rate of 3.67%
  - ~$97 million government contractor deposits at an average rate of 1.10%
  - ~$130 million cannabis related deposits at an average rate of ~1.97%
- Noninterest-bearing deposits represent approximately 18% of total deposits

Deposit Portfolio Composition

As of 12/31/2025


Interest Bearing 53.7%
Noninterest Bearing 18.2%
Time 13.9%
Wholesale 14.3%

MRQ Cost of Deposits: 2.68%

Deposit Composition by Delivery Channel as of 12/31/2025[1]

	Commercial		Retail		Public		Wholesale	
($000s)	Balance	Wtd. Cost	Balance	Wtd. Cost	Balance	Wtd. Cost	Balance	Wtd. Cost
DDA	$343,415	--	$19,813	--	$--	--	$--	--
Now / Transactions	626,018	3.50%	13,457	0.26%	101,559	3.20%	--	--
Savings / MMDA	131,718	2.93%	181,209	2.92%	18,121	3.25%	--	--
Time Deposits	124,590	3.73%	74,395	3.59%	78,025	4.37%	$284,957	3.58%
Total	**$1,225,741**	**2.48%**	**$288,874**	**2.77%**	**$197,705**	**3.67%**	**$284,957**	**3.58%**

$1,997,277 Total Deposits | 2.68% MRQ Total Cost of Deposits

1) Deposit composition weighted cost based on period end account interest rates; Total cost of deposits is based on activity throughout the period
Note: Financial data shown as of or for the quarter ended December 31, 2025, unless otherwise stated
Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 15

| 16 1) The Bank has pledged a portion of the commercial real estate and residential loan portfolio to the FHLB to obtain a letter of credit to secure public funds 2) The Bank has pledged a portion of the commercial and industrial loan portfolio to the FRB to secure the line of credit Note: Data shown as of December 31, 2025, unless otherwise stated Source: S&P Global Market Intelligence, Company Documents Current Liquidity Position FVCbankFVCBankcorp, Inc. (NASDAQ: FVCB) ● Sources of Liquidity at the Bank: o $464.4 million of secured lines of credit from the FHLB ($130.0 million outstanding)¹ o $256.7 million borrowing capacity from the FRB ($0.0 million drawn)² o $209.2 million of unsecured lines of credit ($0.0 million drawn) ● Sources of Liquidity at the Holding Company: o $1.2 million of cash as of December 31, 2025 o $38.2 million of dividend capacity from the Bank without prior regulatory approval o On January 15, 2026, the Company redeemed $19 million of its subordinated notes due 2030 ● Additional Capital Considerations: o Share Repurchases: − In March 2025, FVCB renewed its share repurchase program, allowing for the Company to purchase up to 1,300,000 shares of common stock, up until the program’s expiration on March 31, 2026 − For the year ended December 31, 2025, FVCB repurchased 572,310 shares through the program o Common Stock Dividends − In July 2025, FVCB announced the initiation of a quarterly dividend program to reflect its appreciation of and to return capital to its shareholders − FVCB paid a cash dividend of $0.06 and $0.06 for the quarters ended September 30, 2025 and December 31, 2025, respectively Total uninsured deposits (net of collateralized deposits) of $697.0 million, or 35% of total deposits Stress testing is performed quarterly, with assumptions of both systemic and idiosyncratic risks Stress testing performed as of December 31, 2025 demonstrated a strong liquidity position in all tested scenarios

| 17 10.8% 10.8% 11.7% 12.2%12.5% 12.8% 13.7% 14.4% 13.3% 13.8% 14.7% 15.4% 2022Y 2023Y 2024Y 2025Y Note: Represents Call Report financial data Source: S&P Global Market Intelligence, Company Documents Historical Bank Capital Position Tier 1 Leverage Ratio (%) Tier 1 Ratio (%) Total Risk-Based Capital Ratio (%)

Pro Forma Capital Position

Estimated Consolidated Capital Ratios[1]


As of December 31, 2025
Pro Forma[2,3]
10.78%
10.78%
11.64%
11.63%
13.69%
13.69%
13.69%
13.69%
15.66%
14.67%
TCE / TA[4]
Tier 1 Leverage
CET 1 Ratio
Tier 1 Ratio
Total RBC Ratio

Bank Level Capital Ratios


As of December 31, 2025
Pro Forma[2,3]
11.38%
11.40%
12.23%
12.26%
14.37%
14.41%
14.37%
14.41%
15.38%
15.41%
TCE / TA[4]
Tier 1 Leverage
CET 1 Ratio
Tier 1 Ratio
Total RBC Ratio

1) FVCB, as a small bank holding company, is not currently required to file holding company FR Y-9C regulatory financial statements. As a result, FVCB does not submit holding company regulatory capital ratios and ratios shown are illustrative
2) Assumes a $20 million senior notes issuance and $400 thousand of offering expenses; Assumes 100% of net proceeds are downstreamed to the Bank
3) Adjusted for FVCB's January 15, 2026 redemption of $19.0 million outstanding subordinated debt
4) Tangible common equity and tangible assets represent non-GAAP measures. Please see page 28 for reconciliation of non-GAAP measures to their most comparable financial measure prepared in accordance with GAAP

Note: Assumes 20% risk-weighting on new assets; All offering assumptions are for illustrative purposes only
Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 18

Double Leverage and Interest Coverage

($000s)		For the Year Ended December 31, 2022	2023	2024	MRQ 12/31/2025	Illustrative MRQ Adjustments[1]	Issuance[2]	Pro Forma MRQ 12/31/2025
Double Leverage	Investment in Subsidiaries	$214,382	$227,657	$245,064	$266,740	($19,000)	$19,600	$267,340
	Consolidated Equity	$202,382	$217,117	$235,354	$253,600	--	--	$253,600
	Double Leverage Ratio	**105.9%**	**104.9%**	**104.1%**	**105.2%**	--	--	**105.4%**
Interest Coverage	Total Deposit Interest Expense	$12,468	$47,346	$53,207	$13,206	--	--	$13,206
	Interest Expense on Outstanding Subordinated Notes	$1,030	$1,030	$1,027	$398	($398)	--	--
	Interest Expense on Other Borrowings	$1,940	$3,843	$3,489	$55	--	--	$55
	Interest Expense on New Senior Notes[3]	--	--	--	--	--	$325	$325
	Total Interest Expense	$15,438	$52,219	$57,723	$13,659	($398)	$325	$13,586
	Pre-Tax Income (GAAP)	$30,989	$4,232	$22,297	$7,405	$398	($325)	$7,478
	Adjusted Pre-Tax Income (Non-GAAP)[4]	$31,114	$20,266	$24,674	$7,467	$398	($325)	$7,540
	Interest Coverage Based on Pre-Tax Income:							
	Including Deposit Expense	**3.0x**	**1.1x**	**1.4x**	**1.5x**	--	--	**1.6x**
	Excluding Deposit Expense	**11.4x**	**1.9x**	**5.9x**	**17.3x**	--	--	**20.7x**
	Interest Coverage Based on Adjusted Pre-Tax Income:							
	Including Deposit Expense	**3.0x**	**1.4x**	**1.4x**	**1.5x**	--	--	**1.6x**
	Excluding Deposit Expense	**11.5x**	**5.2x**	**6.5x**	**17.5x**	--	--	**20.8x**

1) On January 15, 2026, FVCB redeemed its $19.0 million outstanding subordinated debt. Since October 15, 2025, the subordinated notes carried a floating interest rate of three-month SOFR plus 471.0 bps
2) Assumes a $20 million senior notes issuance and $400 thousand of offering expenses; Assumes 100% of net proceeds are downstreamed to the Bank
3) Interest expense on new senior notes assumes 6.50% annual coupon
4) Represents non-GAAP measure. Please see page 28 for reconciliation of non-GAAP measures to their most comparable financial measures prepared in accordance with GAAP

Note: All offering assumptions are for illustrative purposes only
Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 19

| 20 This page intentionally blank. Appendix: Additional Materials

Franchise History

Since inception, FVCbank has successfully executed a strategic plan focused on organic growth and opportunistic acquisitions without compromising asset quality or financial discipline.

2007 | 2010 | 2012 | 2013 | 2015 | 2016 | 2017 | 2018 | 2020 | 2021 | 2022 | 2023 | 2025

November 2007
FVCbank is established; $23M offering at $10 per share ($4.10 per share split adjusted); Raised in 8 weeks

Q1 2010
Reached sustained profitability

September 2010
Follow-On Offering #1: $6.3M at $12.50 per share ($5.12 per share split adjusted)

February 2012
Follow-On Offering #2: $6.7M at $13.00 / $13.50 per share ($5.33 / $5.53 per share split adjusted)[1]

October 2012
Completed acquisition of 1st Commonwealth Bank of Virginia in Arlington, VA

June 2013
Follow-On Offering #3: $21.9M at $13.50 per share ($5.53 per share split adjusted)

April / May 2015
Five for four stock split; Quoted on OTCQX

October 2015
Formed FVCBankcorp Holding Company

May / June 2016
Five for four stock split

June 2016
$25.0M Sub. Debt Offering

August 2017
Private Reg. D Offering: $10.0M at $12.80 per share ($12.80 per share split adjusted)

September 2017
Five for four stock split

May 2018
Announced acquisition of Colombo Bank in Rockville, MD

September 2018
Initial Public Offering: $36.9M at $20.00 per share ($16.00 per share split adjusted)

October 2018
Completed acquisition of Colombo Bank in Rockville, MD

October 2020
$20.0M Sub. Debt Offering

January 2021
$1.0M investment in KlariVis, an innovative interactive solution software

August 2021
Announced acquisition of membership interest in Atlantic Coast Mortgage

September 2022
Named to Piper Sandler 2022 'Sm-All-Stars Class'

June 2022
Added to Russell 2000 Index

March 2022
$1.0M investment in JAM FINTOP Blockchain Fund

February 2023
Five for four stock split

March / December 2023
Executed a balance sheet repositioning strategy through two investment securities restructurings

July 2025
Announced initiation of quarterly dividend program to reflect appreciation of shareholders

1) $13.00 for existing shareholders, $13.50 for new shares offered to the public
Source: S&P Global Market Intelligence, Company documents

FVCBankcorp, Inc. | 21

Dedicated Board of Directors with Complementary Backgrounds

David Pijor
Chairman & CEO

- Served as Chairman of the Board and CEO of FVCB since its organization
- Lead organizer, Chairman of the Board and General Counsel of James Monroe Bank, from its inception to its sale to Mercantile Bankshares

L. Burwell Gunn Jr.
Vice Chairman

- Served as Vice Chairman of the Board of FVCB since 2015
- Served as President and COO of FVCB from 2008 to 2013
- Served as CEO and President of Cardinal Bank from 1997 to 1999

Patricia Ferrick
President & Director

- Serves as President of the Bank and Company
- CFO and EVP from FVCB's inception until June 2017
- Former auditor at KPMG

Scott Laughlin
Director

- Co-owner of LMO Advertising
- Advisor at First Juice, Inc. and Ardent Capital

Marc Duber
Director

- EVP and COO of The Bernstein Companies
- Serves as Director of MedStar Health, Inc.
- Served as Chairman of the Board of Trustees – American University

Devin Satz
Director

- Founder of Synchronous Knowledge, Inc. until its sale to IMS Health Incorporated in 2005
- Retired from the U.S. Air Force in 1999

Lawrence Schwartz
Director

- Retired Partner with PBMares LLP
- Former Director of Annapolis Bancorp

Meena Krishnan
Director

- Founder, President and Chief Executive Officer of Inoventures, LLC and SciMetrika, LLC, a subsidiary of Inoventures, LLC

Sidney Simmonds
Director

- President of Simmonds & Klima, Ltd
- Served as Chairman of the Board at 1st Commonwealth Bank of Virginia
- Served as Director of Bank of Northern Virginia

Daniel Testa
Director

- Owner, President and CEO of TCI since 1980
- Serves as Director of Advanced Solutions International

Phillip Wills III
Director

- Manages various Wills family real estate development firms
- Co-founded Church Investments and Consolidated Green Services

Steven Wiltse
Director

- Partner and Co-founder of Argy, Wiltse & Robinson, P.C.
- Served as Director at Cardinal Financial Corp

Source: Company Documents

FVCBankcorp, Inc. | 22

| 23 Note: Available for sale securities are carried at market value and held to maturity securities are carried at book value on the Company’s balance sheet; Financial data as of December 31, 2025 Source: S&P Global Market Intelligence, Company Documents Summary of Securities Portfolio Agency 5.9% CMBS 3.2% CMO 1.7% Corporate 9.6% MBS 79.2% Muni. 0.4% Fixed Rate 87.2% Variable Rate 12.8% Book Value Market Value % of Total Unrealized % of Total Product ($000s) BV of Securities Gain / (Loss) ($000s) MV of Securities Securities Available for Sale: Agency $9,999 5.6% ($882) $9,116 5.9% CMBS 4,811 2.7% 32 4,843 3.2% CMO 3,193 1.8% (560) 2,633 1.7% Corporate 16,000 9.0% (1,228) 14,772 9.6% MBS 144,102 80.6% (22,657) 121,445 79.2% Muni. Taxable 358 0.2% (46) 312 0.2% SBA 40 0.0% (2) 38 0.0% Total Securities Available for Sale $178,503 99.9% ($25,344) $153,159 99.8% Securities Held to Maturity: Muni. Tax-Exempt $265 0.1% ($3) $261 0.2% Total Securities Held to Maturity $265 0.1% ($3) $261 0.2% Total Securities $178,768 ($25,347) $153,421 ($000s) Par Amount $177,572 Book Value $178,768 Market Value $153,421 Unrealized Gain / (Loss) ($25,347) Weighted Average Yield 1.95% Duration 5.25 Years Weighted Average Life 6.13 Years

| 24 1) Total risk-based capital for the years ended December 31, 2020 and December 31, 2021 estimated as Tier 1 capital plus allowance for loan and lease losses Source: S&P Global Market Intelligence, Company Documents 5-Year Loan History ($000s) 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 C&I Portfolio Commercial & Industrial $265,866 $196,428 $241,510 $219,873 $336,662 $423,360 Owner Occupied CRE 182,851 190,334 206,766 212,889 188,182 266,317 Total C&I $448,717 $386,762 $448,276 $432,762 $524,844 $689,677 Commercial Real Estate Portfolio Non-Owner Occupied CRE $532,956 $597,889 $703,620 $711,759 $693,637 $620,896 Multifamily 74,525 112,547 187,631 166,985 156,488 145,436 Construction & Development 221,469 190,917 147,855 147,998 162,367 153,006 Total CRE $828,950 $901,353 $1,039,106 $1,026,742 $1,012,493 $919,338 Other Loans Home Equity Lines $64,478 $45,780 $37,907 $32,796 $24,762 $23,304 Residential 1-4 104,470 156,581 305,803 330,521 300,551 273,714 Other Loans 19,468 13,373 9,342 5,743 7,586 35,249 Total Other $188,416 $215,734 $353,052 $369,060 $332,899 $332,267 Total Loans (Net of Fees) $1,466,083 $1,503,849 $1,840,434 $1,828,564 $1,870,235 $1,941,283 CRE / Total Risk-Based Capital 372.7%¹ 396.0%¹ 404.9% 398.6% 371.3% 312.5%

Historical Income Statement

($000s)	For the Year Ended 12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025	For the Quarter Ended 03/31/2025	06/30/2025	09/30/2025	12/31/2025
Interest Income	$68,428	$80,682	$106,615	$113,313	$118,397	$28,557	$29,430	$29,827	$30,583
Interest Expense	10,481	15,438	52,219	57,723	$54,628	13,505	13,671	13,794	13,659
Net Interest Income	**$57,947**	**$65,244**	**$54,396**	**$55,589**	**$63,769**	**$15,052**	**$15,759**	**$16,033**	**$16,925**
Provision for Loan Losses	($500)	$2,629	$342	$98	$1,628	$154	$161	$376	$939
Provision for Unfunded & Other Financial Losses	--	--	(210)	(92)	(39)	46	(56)	(1)	(30)
Provision for Credit Losses	**($500)**	**$2,629**	**$132**	**$6**	**$1,589**	**$200**	**$105**	**$375**	**$909**
Noninterest Income									
Service Charges on Deposits	$1,028	$954	$1,028	$1,126	$1,248	$270	$282	$321	$376
Gain on Sale of Loans	--	--	--	--	--	--	--	--	--
Loan Fees & Charges	110	232	388	185	220	77	33	35	76
Bank-Owned Life Insurance Revenue	994	1,200	1,452	397	289	70	71	73	74
Valuation Adj. of Minority Investment	--	--	(1,258)	--	--	--	--	--	--
Other Noninterest Income	2,170	448	597	826	1,880	254	622	604	400
Total Noninterest Income	**$4,302**	**$2,834**	**$2,206**	**$2,534**	**$3,637**	**$671**	**$1,008**	**$1,033**	**$926**
Nonrecurring Revenue (Expense)	--	--	($16,033)	--	--	--	$154	--	--
Noninterest Expense									
Compensation & Benefits	$18,980	$20,316	$20,643	$18,752	$20,125	$4,783	$5,036	$5,115	$5,192
Occupancy & Equipment	3,290	3,252	3,605	2,027	2,108	509	539	520	520
Marketing & Promotion Expense	220	483	724	969	796	169	249	211	167
Professional Fees	1,489	1,210	858	927	1,147	242	328	294	283
Amort. of Intangibles & Goodwill Impairment	305	262	205	165	125	35	32	30	27
Foreclosure & Repo	(236)	--	--	--	--	--	--	--	--
Other Expense	10,492	8,937	10,170	12,980	13,269	3,395	3,244	3,302	3,348
Total Noninterest Expense	**$34,540**	**$34,460**	**$36,205**	**$35,820**	**$37,570**	**$9,133**	**$9,428**	**$9,472**	**$9,537**
Pre-Tax Net Income	$28,209	$30,989	$4,232	$22,297	$28,247	$6,390	$7,234	$7,219	$7,405
Provision for Income Taxes	6,276	6,005	410	7,233	6,190	1,225	1,567	1,640	1,758
Net Income	**$21,933**	**$24,984**	**$3,822**	**$15,064**	**$22,057**	**$5,165**	**$5,667**	**$5,579**	**$5,647**

Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 25

Historical Balance Sheet

	For the Year Ended					For the Quarter Ended			
($000s)	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025	03/31/2025	06/30/2025	09/30/2025	12/31/2025
Assets									
Total Cash & Cash Equivalents	$240,958	$81,553	$60,522	$90,950	$127,631	$123,930	$135,132	$228,924	$127,631
Available for Sale Securities	357,774	278,069	171,595	156,475	153,159	158,717	156,864	156,900	153,159
Held to Maturity Securities	264	264	264	265	265	265	265	265	265
Other Securities	6,372	15,612	9,488	8,186	5,446	7,774	7,774	7,774	5,446
Total Securities	364,410	293,945	181,347	164,926	158,870	166,756	164,903	164,939	158,870
Loans (Net of Fees), HFI	1,503,849	1,840,434	1,828,564	1,870,235	1,941,283	1,882,133	1,869,098	1,858,422	1,941,283
Loan Loss Reserve	13,829	16,040	18,871	18,129	18,886	18,422	18,065	17,943	18,886
Total Net Loans	1,490,020	1,824,394	1,809,693	1,852,106	1,922,396	1,863,711	1,851,033	1,840,479	1,922,396
Goodwill	7,157	7,157	7,157	7,157	7,157	7,157	7,157	7,157	7,157
Core Deposit Intangibles	895	633	428	263	138	228	195	165	138
Total Intangible Assets	8,052	7,790	7,585	7,420	7,295	7,385	7,352	7,322	7,295
Fixed Assets	11,751	10,900	9,392	7,982	6,756	7,593	7,570	7,148	6,756
Interest Receivable	8,074	9,435	10,321	10,315	10,277	10,114	10,179	9,969	10,277
Prepaid Expense	1,393	3,273	3,506	3,413	3,311	3,537	4,822	4,083	3,311
Bank-Owned Life Insurance	39,171	55,371	56,823	9,219	9,508	9,289	9,361	9,434	9,508
Deferred Tax Assets, Net	8,629	18,533	14,823	13,273	12,251	12,870	12,997	12,539	12,251
Other Assets	30,466	39,128	36,546	39,346	33,960	35,612	33,901	34,215	33,960
Total Other Assets	99,484	136,640	131,411	83,548	76,063	79,015	78,830	77,388	76,063
Total Assets	**$2,202,924**	**$2,344,322**	**$2,190,558**	**$2,198,950**	**$2,292,256**	**$2,240,797**	**$2,237,250**	**$2,319,052**	**$2,292,256**
Liabilities									
Noninterest-Bearing Deposits	$581,293	$438,269	$396,724	$365,666	$363,228	$367,124	$356,208	$374,414	$363,228
Interest-Bearing Deposits	1,302,476	1,391,893	1,448,568	1,504,939	1,634,049	1,539,497	1,547,264	1,603,468	1,634,049
Total Deposits	1,883,769	1,830,162	1,845,292	1,870,605	1,997,277	1,906,621	1,903,472	1,977,882	1,997,277
FHLB Borrowings	25,000	235,000	85,000	50,000	--	50,000	50,000	50,000	--
Other Senior Debt	11,111	40,394	9,241	7,638	6,485	7,271	7,283	6,877	6,485
Subordinated Debt	19,510	19,565	19,620	18,695	18,750	18,709	18,723	18,737	18,750
Total Debt	55,621	294,959	113,861	76,333	25,235	75,980	76,006	75,614	25,235
Other Liabilities	53,738	16,819	14,288	16,658	22,158	15,868	14,609	15,752	22,158
Total Liabilities	**$1,993,128**	**$2,141,940**	**$1,973,441**	**$1,963,596**	**$2,038,656**	**$1,998,469**	**$1,994,087**	**$2,069,248**	**$2,038,656**
Equity									
Common Stock	$137	$175	$178	$182	$179	$184	$180	$181	$179
Additional Paid-in-Capital	121,798	123,886	125,209	127,471	122,144	127,898	123,450	123,960	122,144
Retained Earnings	89,904	114,888	115,890	130,967	150,858	136,132	141,799	146,294	150,858
Accumulated Other Comprehensive Income (Loss)	(2,043)	(36,567)	(24,160)	(23,266)	(19,581)	(21,886)	(22,266)	(20,631)	(19,581)
Total Equity	**$209,796**	**$202,382**	**$217,117**	**$235,354**	**$253,600**	**$242,328**	**$243,163**	**$249,804**	**$253,600**
Total Liabilities & Equity	**$2,202,924**	**$2,344,322**	**$2,190,558**	**$2,198,950**	**$2,292,256**	**$2,240,797**	**$2,237,250**	**$2,319,052**	**$2,292,256**

Source: S&P Global Market Intelligence, Company Documents

FVCBankcorp, Inc. | 26

Non-GAAP Reconciliation

($000s)	For the Year Ended						For the Quarter Ended			
	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025	03/31/2025	06/30/2025	09/30/2025	12/31/2025
Reconciliation of Net Income (GAAP) to Core Bank Operating Earnings (Non-GAAP)										
GAAP Net Income	$15,501	$21,933	$24,984	$3,822	$15,064	$22,057	$5,165	$5,667	$5,579	$5,647
(Gain) Loss on Sale of Investment Securities	(141)	--	--	15,577	(9)	--	--	--	--	--
(Gain) Loss on Termination of Derivative Instruments	--	--	--	--	--	(91)	--	(154)	--	62
Nonrecurring Tax & Penalty on Early Surrender of BOLI Policies	--	--	--	--	2,386	--	--	--	--	--
Office Space Reduction & Severance Costs	--	--	--	457	--	--	--	--	--	--
Merger & Acquisition Expense	--	1,445	125	--	--	--	--	--	--	--
Accelerated Debt Issuance Costs	--	380	--	--	--	--	--	--	--	--
(Gain) Loss on Sales of Other Real Estate Owned	--	(236)	--	--	--	--	--	--	--	--
Impairment on Branch Closures	676	--	--	--	--	--	--	--	--	--
Income Tax Benefit Associated with Non-GAAP Adjustments	(112)	(358)	(28)	(3,527)	--	21	--	35	--	(14)
Core Bank Operating Earnings (Non-GAAP)	**$15,924**	**$23,164**	**$25,081**	**$16,329**	**$17,441**	**$21,986**	**$5,165**	**$5,548**	**$5,579**	**$5,695**
Average Assets	$1,708,862	$1,978,220	$2,125,066	$2,272,594	$2,175,987	$2,231,297	$2,201,982	$2,229,432	$2,239,138	$2,253,977
Average Equity	$182,818	$200,886	$202,480	$209,909	$226,845	$245,338	$240,022	$242,008	$246,543	$252,628
Return on Average Assets (Non-GAAP Core Bank Operating Earnings)	**0.93%**	**1.17%**	**1.18%**	**0.72%**	**0.80%**	**0.99%**	**0.94%**	**1.00%**	**1.00%**	**1.01%**
Return on Average Equity (Non-GAAP Core Bank Operating Earnings)	**8.71%**	**11.53%**	**12.39%**	**7.78%**	**7.69%**	**8.96%**	**8.61%**	**9.17%**	**9.05%**	**9.02%**
Core Bank Operating Earnings (Non-GAAP)	$15,924	$23,164	$25,081	$16,329	$17,441	$21,986	$5,165	$5,548	$5,579	$5,695
Income Tax Expense	4,156	6,276	6,005	410	7,233	6,190	1,225	1,567	1,640	1,758
Less: Income Tax Benefit Associated with Non-GAAP Adjustments	(112)	(358)	(28)	(3,527)	--	21	--	35	--	(14)
Adjusted Pre-Tax Income (Non-GAAP)	**$20,192**	**$29,798**	**$31,114**	**$20,266**	**$24,674**	**$28,155**	**$6,390**	**$7,080**	**$7,219**	**$7,467**
Noninterest Expense	$30,838	$34,540	$34,460	$36,662	$35,820	$37,570	$9,133	$9,428	$9,472	$9,537
Merger & Acquisition Expense	--	(1,445)	(125)	--	--	--	--	--	--	--
Impairment on Branch Closures	(676)	--	--	--	--	--	--	--	--	--
Accelerated Debt Issuance Costs	--	(380)	--	--	--	--	--	--	--	--
Office Space Reduction & Severance Costs	--	--	--	(457)	--	--	--	--	--	--
Operating Noninterest Expense	$30,162	$32,715	$34,335	$36,205	$35,820	$37,570	$9,133	$9,428	$9,472	$9,537
Noninterest Income	$2,891	$4,302	$2,834	($13,370)	$2,534	$3,637	$671	$1,008	$1,033	$926
(Gain) Loss on Sales of Other Real Estate Owned	--	(236)	--	--	--	--	--	--	--	--
(Gain) Loss on Sale of Investment Securities	(141)	--	--	15,577	(9)	--	--	--	--	--
(Gain) Loss on Termination of Derivative Instruments	--	--	--	--	--	(91)	--	(154)	--	62
Operating Noninterest Income	$2,750	$4,066	$2,834	$2,207	$2,525	$3,546	$671	$854	$1,033	$988
Net Interest Income	$52,620	$57,947	$65,244	$54,396	$55,589	$63,769	$15,052	$15,759	$16,033	$16,925
Core Efficiency Ratio	**54.47%**	**52.76%**	**50.43%**	**63.96%**	**61.63%**	**55.81%**	**58.08%**	**56.74%**	**55.50%**	**53.24%**

Source: Company Documents

FVCBankcorp, Inc. | 27

Non-GAAP Reconciliation (Cont.)

	For the Year Ended						For the Quarter Ended			
($000s)	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025	03/31/2025	06/30/2025	09/30/2025	12/31/2025
Reconciliation of Consolidated TCE / TA (Non-GAAP)										
Total Stockholders' Equity (Consolidated)	$189,500	$209,796	$202,382	$217,117	$235,354	$253,600	$242,328	$243,163	$249,804	$253,600
Less: Goodwill and Intangibles, Net	(8,357)	(8,052)	(7,790)	(7,585)	(7,420)	(7,295)	(7,385)	(7,352)	(7,322)	(7,295)
Tangible Common Equity (Consolidated)	$181,143	$201,744	$194,592	$209,532	$227,934	$246,305	$234,943	$235,811	$242,482	$246,305
Total Assets (Consolidated)	$1,821,481	$2,202,924	$2,344,322	$2,190,558	$2,198,950	$2,292,256	$2,240,797	$2,237,250	$2,319,052	$2,292,256
Less: Goodwill and Intangibles, Net	(8,357)	(8,052)	(7,790)	(7,585)	(7,420)	(7,295)	(7,385)	(7,352)	(7,322)	(7,295)
Tangible Assets (Consolidated)	$1,813,124	$2,194,872	$2,336,532	$2,182,973	$2,191,530	$2,284,961	$2,233,412	$2,229,898	$2,311,730	$2,284,961
Consolidated Tangible Common Equity / Tangible Assets	**9.99%**	**9.19%**	**8.33%**	**9.60%**	**10.40%**	**10.78%**	**10.52%**	**10.57%**	**10.49%**	**10.78%**
Reconciliation of Bank Level TCE / TA (Non-GAAP)										
Total Stockholders' Equity (Bank Level)	$222,531	$223,043	$214,382	$227,657	$245,064	$266,740	$251,979	$255,609	$262,110	$266,740
Less: Goodwill and Intangibles, Net	(8,357)	(8,052)	(7,790)	(7,585)	(7,420)	(7,295)	(7,385)	(7,352)	(7,322)	(7,295)
Tangible Common Equity (Bank Level)	$214,174	$214,991	$206,592	$220,072	$237,644	$259,445	$244,594	$248,257	$254,788	$259,445
Total Assets (Bank Level)	$1,818,306	$2,198,015	$2,338,603	$2,183,294	$2,193,460	$2,287,755	$2,235,305	$2,232,750	$2,314,550	$2,287,755
Less: Goodwill and Intangibles, Net	(8,357)	(8,052)	(7,790)	(7,585)	(7,420)	(7,295)	(7,385)	(7,352)	(7,322)	(7,295)
Tangible Assets (Bank Level)	$1,809,949	$2,189,963	$2,330,813	$2,175,709	$2,186,040	$2,280,460	$2,227,920	$2,225,398	$2,307,228	$2,280,460
Bank Level Tangible Common Equity / Tangible Assets	**11.83%**	**9.82%**	**8.86%**	**10.11%**	**10.87%**	**11.38%**	**10.98%**	**11.16%**	**11.04%**	**11.38%**

Source: Company Documents

FVCBankcorp, Inc. | 28

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